Exhibit 10.4

FOR IMMEDIATE RELEASE

SPI Solar secures $64 Million in Project Financing

Initial tranche includes $44 million from China Development Bank to fund construction of large-scale projects in New Jersey

Roseville, CA, January 5, 2012— SPI Solar (“SPI”) (OTCBB: SOPW) a leading vertically integrated photovoltaic (“PV”) solar developer, today announced that it has secured construction finance facilities totaling $44 million from China Development Bank (“CDB”) to fund construction of solar energy facility (“SEF”) projects it is working on jointly with KDC Solar in New Jersey. Separately, LDK Solar (“LDK”) secured financing facilities of $20 million for two projects it is developing through Engineering, Construction and Procurement contracts with SPI in California. The LDK finance facilities will be used to fund construction costs of the California SEFs.

In June 2011, the Company and LDK, a significant shareholder in SPI, announced that they had agreed to provide construction financing and facilitate long-term financing, supported by LDK, of up to $750 million for SEF projects as part of their Preferred Provider Agreement with KDC Solar. LDK’s relationship with the CDB has enabled SPI to significantly enhance its SEF project financing capabilities resulting in this initial tranche of construction finance funds. Additionally, as SPI continues to add to its pipeline of large-scale solar projects, the company is queuing up more projects domestically and internationally with CDB for proposed additional financing arrangements.

“Our successful relationship with CDB is a direct result of our close working relationship with LDK,” said Steve Kircher, CEO for SPI Solar. “As we continue to develop our pipeline of projects globally, our partnership with CDB grows stronger.”

The foregoing summary of the terms and conditions of the construction finance facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the facility agreements filed with the Company’s reports filed with the Securities and Exchange Commission.

About SPI Solar (OTCBB: SOPW):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the Company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release contains certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward looking terminology such as “believes, expects” or similar expressions. The forward looking statements contained in this press release include statements regarding the Company’s ability to execute its growth plan and meet revenue and sales estimates, enter into formal long-term supply agreements, and market acceptance of products and services. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

For additional information contact:

Jim Pekarsky, CFO

SPI Solar

(916) 770-8160

jpekarsky@spisolar.com

Or,

Mike Anderson, Vice President Corporate Communications

SPI Solar

(916) 770-8119

manderson@spisolar.com